UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 31, 2013

QVC, Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	333-184501	23-2414041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Wilson Drive
West Chester, Pennsylvania 19380
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (484) 701-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Financial Officer

The retirement of Dan O'Connell, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) of QVC, Inc. ("QVC'', ''we'', "us" or "our"), a wholly-owned subsidiary of Liberty Interactive Corporation ("Liberty"), as originally announced by a press release dated August 9, 2012, became effective on May 31, 2013. To ensure an orderly transition of his responsibilities, Mr. O'Connell will provide consulting services to QVC under the terms of a consulting agreement entered into with QVC on August 27, 2012 (as amended, the "Consulting Agreement"), described below in more detail.

Appointment of New Chief Financial Officer

On June 4, 2013, QVC announced the appointment of Ted Jastrzebski, (51), to the position of Chief Financial Officer to fill the vacancy left by Mr. O'Connell's retirement. Mr. Jastrzebski is expected to assume his position in July 2013. Mr. Jastrzebski brings more than 20 years of business and financial leadership experience. Prior to joining QVC, Mr. Jastrzebski served as Senior Vice President and President of Hershey Americas beginning in January 2011. From September 2004 until December 2010, Mr. Jastrzebski worked for Hershey International, serving as Senior Vice President and President from December 2007 until December 2010 and as Vice President, Finance, from September 2004 until December 2007.

Employment Agreement with Mr. Jastrzebski

On May 25, 2013, we entered into an employment agreement (the "Employment Agreement") with Mr. Jastrzebski. The Employment Agreement provides for, among other things, a three year employment term beginning July 22, 2013 (the "Effective Date"), unless the Employment Agreement is terminated earlier, and shall continue from year to year thereafter until his employment is terminated. Under the Employment Agreement, Mr. Jastrzebski is entitled to receive an annual base salary of $550,000, which amount is subject to annual adjustment at our discretion. Mr. Jastrzebski will also be entitled to participate in our annual bonus program and equity incentive plans applicable to QVC employees, provided, however, that any awards under our annual bonus program or such equity incentive plans shall not be prorated based on Mr. Jastrzebski's start date. In addition, Mr. Jastrzebski is entitled to certain fringe benefits available to our employees as well as relocation assistance and travel benefits to the West Chester, Pennsylvania area in accordance with our corporate relocation policy and subject to the terms of the Employment Agreement.

In addition, Mr. Jastrzebski shall be entitled to receive a signing bonus of $200,000, paid in two equal installments, with the first installment paid within 30 days after the Effective Date and the second installment paid within 10 days after the first anniversary of the Effective Date, provided that Mr. Jastrzebski is actively employed by us and has not provided notice of his voluntary termination or received notice of our intent to terminate him for cause. Additionally, subject to the approval of the Board of Directors of Liberty, within 6 months of the Effective Date, Mr. Jastrzebski will be entitled to receive a signing grant (the "Signing Grant") of restricted shares of Liberty's Series A Liberty Interactive common stock with a grant value of $1.8 million, which will vest in three equal annual installments on the anniversary of the grant date of the Signing Grant and will be subject to the terms and conditions of a restricted stock award agreement to be entered into between Mr. Jastrzebski and Liberty. We will be obligated to request Liberty to grant the Signing Grant to Mr. Jastrzebski so long as he is actively employed by us and has not provided notice of his voluntary termination or received notice of our intent to terminate him for cause.

Mr. Jastrzebski may terminate his employment at any time for good reason (as defined in the Employment Agreement) and may voluntarily terminate his employment other than for good reason upon not less than three months prior written notice. In the event Mr. Jastrzebski terminates his employment without good reason or is terminated by us for cause (as defined in the Employment Agreement), he will be entitled to his accrued but unpaid base salary through the date of termination. If Mr. Jastrzebski terminates his employment for good reason or his employment is terminated by us without cause, Mr. Jastrzebski will be entitled to receive his then current base salary for a period of twelve months following the date of termination. Further, a pro rata portion of each tranche of the Signing Grant that is not vested on the date of termination will vest as of such date, with such pro rata portion based on the portion of time Mr. Jastrzebski was employed by us and our affiliates during the vesting period of such tranche plus 365 days. In the case of Mr. Jastrzebski's death or disability (as defined in the Employment Agreement), the Employment Agreement provides for the right to receive his accrued base salary through the date of termination. As a condition to Mr. Jastrzebski's receipt of any base salary payments or the acceleration of any portion of his Signing Grant upon his termination for good reason or by QVC without cause, Mr. Jastrzebski must execute and not revoke a general release and non-disparagement agreement in favor of us in accordance with the procedures set forth in his Employment Agreement. Mr. Jastrzebski's Employment Agreement is also subject to non-competition, non-solicitation and confidentiality provisions.

Consulting Agreement with Mr. O'Connell

On August 27, 2012, we entered into the Consulting Agreement with Mr. O'Connell, effective as of June 1, 2013, with a one year term ending May 31, 2014. Pursuant to the Consulting Agreement, Mr. O'Connell will provide general business advice and counsel for up to thirty hours per month for a monthly fee of $30,000. Under the terms of the Consulting Agreement, as of April 30, 2013, all of Mr. O'Connell's equity awards will cease to vest and all such awards which were unvested as of such date will be forfeited. In addition, any vested equity awards held by Mr. O'Connell as of such date will remain exercisable as provided for by the award agreements and incentive plans governing such awards. In the case of Mr. O'Connell's death or disability (as defined in the Consulting Agreement), the consulting term shall be terminated, and the Consulting Agreement provides for payment to Mr. O'Connell of a pro-rata portion of the fees for any services previously provided. If the consulting term is terminated other than for death or disability, the Consulting Agreement provides for payment of a pro rata portion of the fees for any services previously provided. Following the end of the consulting term, the Consulting Agreement provides for a 24 month non-compete, non-solicit and non-interference period. In consideration for Mr. O'Connell's compliance with such restrictive covenants and his execution (without revocation) of a release of claims in a form satisfactory to QVC, the Consulting Agreement provides for payment of $42,500 per calendar quarter during the 24 month period.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

99.1	Press Release issued on June 4, 2013 regarding the appointment of Mr. Jastrzebski.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2013

QVC, Inc.

By:    /s/ John F. Misko
Name: John F. Misko
Title: Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on June 4, 2013 regarding the appointment of Mr. Jastrzebski.

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